UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2024

AI Transportation Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman islands	001-41860	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10 East 53rd Street, Suite 3001

New York, NY 10022

(Address of principal executive offices, including zip code)

+ (86) 1350 1152063

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, par value $0.0001 per share, and one right to acquire 1/8th of one Ordinary Share	AITRU	The Nasdaq Stock Market LLC
Ordinary Shares included as part of the Units	AITR	The Nasdaq Stock Market LLC
Rights included as part of the Units	AITRR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

AI Transportation Acquisition Corp (the “Company”) convened an extraordinary general meeting in lieu of its 2024 annual meeting of shareholders (the “Meeting”) on Friday November 8, 2024, at 9:30 a.m., local time, at 2 Robbins Lane, Suite 201, Jericho, NY 11753 and virtually at https://www.cstproxy.com/aitransportation/2024 using Conference ID: 5382572#. The Meeting was adjourned for additional time to gain approval of the Company’s proposals by the Company’s shareholders.

The Meeting has been adjourned to November 22, 2024 at 9:30 a.m., local time, at 2 Robbins Lane, Suite 201, Jericho, NY 11753 and virtually at https://www.cstproxy.com/aitransportation/2024 using Conference ID: 5382572#, to consider and vote upon the proposals described in the notice of meeting dated October 28, 2024 that was sent to each shareholder of record as of the close of business on October 18, 2024.

Item 8.01 Other Events.

On November 8, 2024, the Company issued a Press Release to announce that its Meeting of shareholders has been adjourned to November 22, 2024 at 9:30 a.m., local time, at 2 Robbins Lane, Suite 201, Jericho, NY 11753 and virtually at https://www.cstproxy.com/aitransportation/2024 using Conference ID: 5382572#.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued November 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2024

AI TRANSPORTATION ACQUISITION CORP

By:	/s/ Yongjin Chen
Name:	Yongjin Chen
Title:	Chief Executive Officer and Chairman